UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): July 16, 2025

000-15701
(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1535 Faraday Avenue Carlsbad, California 92008	(760) 736-7700
(Address of principal executive offices)	(Registrant’s telephone number)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	NAII	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 16, 2025, Natural Alternatives International, Inc. (“NAI”) and its wholly owned subsidiary Natural Alternatives International, Europe S.A., entered into a Manufacturing Agreement with its longtime customer the Juice Plus+ Company, LLC to be effective July 16, 2025, and replacing the similar existing agreement set to expire August 6, 2025. The Agreement sets forth the terms and conditions for NAI to manufacture and supply Juice Plus+ with Juice Plus+ products within 24 countries. The Agreement has an initial term ending July 16, 2027.

The foregoing description does not purport to be complete and is qualified in its entirety by the copy of the Manufacturing Agreement included as Exhibit 10.49 hereto and incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On July 21, 2025, the registrant issued a press release announcing entering into the Manufacturing Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.49    Manufacturing Agreement by and between Natural Alternatives International, Inc., and The Juice Plus+ Company, dated effective July 16, 2025.

99.1      Press Release of the registrant dated July 21, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: July 21, 2025	By:	/s/ Michael E. Fortin
Michael E. Fortin
Chief Financial Officer